Exhibit T3A-4

4.10		71129801
	NOTICE OF TRANSFER
	OF	Date: 12-11-07
	RESERVED NAME	Filing Fee: $25
		Approved: LC

The undersigned	David M. Hall	hereby transfers
Name of Original Applicant

to	National Corporate Research, Ltd.	the right to use the
Name of Transferee

name	Angiotech America, Inc.	for corporate purposes

in Illinois. This name was reserved on	November 29	,	2007	.
	Month & Day		Year

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated December 10		,	2007
	Month & Day		Year
				by	/s/ David M. Hall
Signature of Original Applicant
Attested by	/s/				David M. Hall
Name (type or print)

*	As the original applicant, I declare that this document has been examined by me and is to the best of my knowledge and belief, true, correct and complete.

Printed by authority of the State of Illinois. April 2006 – 5M – C 156.8

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE — Secretary of State

DECEMBER 11, 2007	6589-466-1

NATIONAL CORPORATE RESEARCH, LTD.

520 SOUTH SECOND ST SUITE 403

SPRINGFIELD, IL 62701-4261

RE	ANGIOTECH AMERICA, INC.

DEAR SIR OR MADAM:

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

THESE DOCUMENTS MUST BE RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY IN WHICH THE REGISTERED OFFICE OF THE CORPORATION IS LOCATED, AS PROVIDED BY SECTION 1.10 OF THE BUSINESS CORPORATION ACT OF THIS STATE. FOR FURTHER INFORMATION CONTACT YOUR RECORDER OF DEEDS OFFICE.

THE CORPORATION MUST FILE AN ANNUAL REPORT AND PAY FRANCHISE TAXES PRIOR TO THE FIRST DAY OF ITS ANNIVERSARY MONTH (MONTH OF INCORPORATION) NEXT YEAR. A PRE-PRINTED ANNUAL REPORT FORM WILL BE SENT TO THE REGISTERED AGENT AT THE ADDRESS SHOWN ON THE RECORDS OF THIS OFFICE APPROXIMATELY 60 DAYS PRIOR TO ITS ANNIVERSARY MONTH.

SECURITIES CANNOT BE ISSUED OR SOLD EXCEPT IN COMPLIANCE WITH THE ILLINOIS SECURITIES LAW OF 1953, 815 ILLINOIS COMPILED STATUTES, 5/1 ET SEQ. FOR FURTHER INFORMATION CONTACT THE OFFICE OF THE SECRETARY OF STATE, SECURITIES DEPARTMENT AT (217) 782-2256 OR (312) 793-3384.

THE DEPARTMENT OF BUSINESS SERVICES IS NO LONGER ISSUING A CERTIFICATE ATTACHED TO THE ARTICLES OF INCORPORATION AS OF FEBRUARY 15, 2002.

SINCERELY,

JESSE WHITE

SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

CORPORATION DIVISION

TELEPHONE (217) 782-6961

Springfield, Illinois 62756

FORM BCA 2.10 (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
501 S. Second St., Rm. 350
Springfield, IL 62756
217-782-9522
217-782-6961
www.cyberdriveillinois.com
Remit payment in the form of a casher’s check, certified check, money order or an Illinois attorney’s or CPA’s check payable to Secretary of State.

See Note 1 on back to determine fees.

Filing Fee: $150	Franchise Tax $	25.-	Total $	175.-	File #	6589-466-1	Approved:	LC

Submit in duplicate	Type or Print clearly in black ink	Do not write above this line

1.	Corporate Name:

Angiotech America, Inc.
The Corporate Name must contain the word “Corporation,” “Company,” “Incorporated,” “Limited” or an abbreviation thereof.

2.	Initial Registered Agent:	Illinois Corporation Service Company

First Name	Middle Initial	Last Name

Initial Registered Office:	801 Adlai Stevenson Drive

Number	Street	Suite No. (P.O. Box alone is unacceptable)

Springfield 62703 Sangamon
City ZIP Code County

3.	Purposes(s) for which the Corporation is Organized:

If more space is needed, attach additional sheets of this size.

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4.	Paragraph 1 – Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Thereof

Common	100	100	$0.01

TOTAL =			$0.01

Paragraph 2 – The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

If more space is needed, attach additional sheets of this size.

(cont. on back)

Printed by authority of the State of Illinois. March 2007 – 10M – C 162.26

ITEMS 5, 6 AND 7 ARE OPTIONAL

5.	a.	Number of Directors constituting the initial board of directors of the corporation:
	b.	Names and Addresses of persons serving as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, ZIP

6.	a.	It is estimated that the value of the property to be owned by the corporation for the following year wherever located will be:	$

	b.	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	c.	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

	d.	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	Other Revisions: Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation (e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.).

NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

8.	The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	December 7	,	2007
	Month & Day		Year

	Signature and Name		Address

1.	/s/ Brett A. Atkins	1.	4350 La Jolla Village Drive, 7th Floor
	Signature		Street

	Brett A. Atkins, Incorporator		San Diego CA 92122
	Name (type or print)		City/Town State ZIP Code

2.		2.
	Signature		Street

	Name (type or print)		City/Town State ZIP Code

3.		3.
	Signature		Street

	Name (type or print)		City/Town State ZIP Code

Signatures must be in BLACK INK on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

NOTE:	If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1 – Fee Schedule:	Note 2 – Return to:

• The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state. (The minimum initial franchise tax is $25.)
Firm Name

• The filing fee is $150.
Attention

• The minimum total due (franchise tax + filing fee) is $175.
Mailing Address

Printed by authority of the State of Illinois. March 2007 – 10M – C 162.26	City, State, ZIP Code